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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Media 100 Inc.:

        As independent public accountants, we hereby consent to the incorporation of our report, dated January 7, 2002 (except with respect to the matter discussed in Note 7(b)(v), as to which the date is February 25, 2002) included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File nos. 33-00346, 33-06609, 33-50692, 33-59937, 333-24139, 333-52139, 333-52990, 333-65338, 333-65336 and 333-65798.

                    /s/ Arthur Andersen LLP

Boston, Massachusetts
February 25, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS